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                                                                   EXHIBIT 10.12


                      MODIFICATION AND ASSUMPTION AGREEMENT

      This MODIFICATION AND ASSUMPTION AGREEMENT, dated as of June 12, 2003 (this "MODIFICATION AGREEMENT"), is by and between Wheeling-Pittsburgh Steel Corporation, a Delaware corporation ("Purchaser"), and Danieli Corporation, a Delaware corporation ("Supplier"), each sometimes referred to herein singularly as a "PARTY" or collectively as the "PARTIES".

      WHEREAS, Purchaser and Supplier are parties to that certain Agreement, dated July 6, 2000 (the "AGREEMENT") pursuant to which Supplier has agreed to sell to Purchaser services and equipment to design, fabricate, assemble, test, ship, perform field machining of Purchaser's mill housings and assist Purchaser with the installation and start-up of certain automatic roll changing equipment (the "PROJECT") at Purchaser's hot strip mill. Capitalized terms used herein unless otherwise defined shall have the respective meanings set forth in the Agreement;

      WHEREAS, Purchaser and Supplier desire to amend the Agreement, on the terms and subject to the conditions set forth herein;

      NOW, THEREFORE, in consideration of the foregoing premises, the parties hereto hereby agree as follows:

      SECTION 1. AMENDMENT TO AGREEMENT. The Agreement is hereby amended with effect from the Effective Date of this Modification Agreement as follows:

            (1) Section 2.1(a) of the Agreement is deleted in its entirety and replaced with the following:

            "2.1 (a) The aggregate purchase price of the Equipment (the "Purchase Price") is Fourteen Million Four Hundred Eighty-Five Thousand Nine Hundred Sixty-Seven Dollars and 81/100 Cents ($14,485,967.81).

                  (1) Pre-Petition Work. Prior to Purchaser's filing its
            petition for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Ohio (the "Bankruptcy Court") on November 16, 2000 (the "Filing Date"), Supplier completed certain work on the Project (the "Pre-Petition Work") for which Supplier was due an amount of Eleven Million Four Hundred Eight-Six Thousand Five Hundred Eleven
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            Dollars and 50/100 Cents ($11,486,511.50). Purchaser rendered and
            Supplier accepted payment in the amount of Four Million One Hundred Twenty-Five Thousand Dollars and 00/100 Cents ($4,125,000.00) for certain Pre-Petition Work, leaving an amount of Seven Million Three Hundred Sixty-One Thousand Five Hundred Eleven Dollars and 50/100 Cents ($7,361,511.50) due Supplier for the Pre-Petition Work. On the day of the initial funding (the "Funding Date") under the Term Loan Agreement, Purchaser shall deposit (1) Two Million Three Hundred Sixty-One Thousand Five Hundred Eleven Dollars and 50/100 Cents ($2,361,511.50) (the "Pre-Petition Partial Payment Amount"), and (2) the Promissory Note (as defined below) with Commonwealth Land Title Insurance Company (the "Escrow Agent") to be held and released in accordance with the terms of that certain joint written direction (the "Joint Written Direction"), substantially in the form attached hereto as Exhibit D. The balance of the amounts owing for the Pre-Petition Work (Five Million Dollars ($5,000,000)) shall be converted into (1) an unsecured promissory note, in the original principal amount of One Million Two Hundred Ten Thousand Five Hundred Twenty-Six Dollars and 00/100 Cents ($1,210,526) (the "Promissory Note"), in substantially the form attached hereto as Exhibit E, and (2) a participation by Supplier (the "Supplier's Participation") on the Funding Date in Three Million Seven Hundred Eighty-Ninety Thousand Four Hundred Seventy-Four Dollars and 00/100 Cents ($3,789,474) of the Tranche C Loan (as defined in the Term
            Loan) that will be held by RBC under the Term Loan Agreement. Purchaser hereby agrees to cause RBC to execute and deliver to Supplier a participation agreement in substantially the form attached hereto as Exhibit F (the "Participation Agreement") evidencing the Supplier's Participation and Supplier hereby agrees to execute and deliver the Participation Agreement to RBC together with such other documentation necessary and appropriate to Supplier's Participation. The Escrow Agent shall release the Pre-Petition Partial Payment Amount and the Promissory Note to Supplier in accordance with the Joint Written Direction in partial satisfaction of the amounts owing for the Pre-Petition Work. Supplier hereby agrees that the Five Million Dollar ($5,000,000) balance of the amounts owing for the Pre-Petition Work shall be extinguished on the Effective Date. Supplier acknowledges that Purchaser has submitted the Term Sheet to Supplier together with a draft of the CIM and that Supplier has had sufficient time to review the Term Sheet and the CIM. The final terms of the Term Loan Agreement shall be substantially consistent with the Term Sheet.

                  (2) Post-Petition Work. The price for the Work to be performed and completed after the Filing Date (the "Post-Petition Work") shall total Two Million Nine Hundred Ninety-Nine Thousand Four Hundred Fifty-Six Dollars and 31/100 Cents ($2,999,456.31) (the "Post-Petition Price"). Purchaser has paid Supplier Four Hundred Twenty-Three Thousand Nine Hundred Forty-Five Dollars and 28/100 Cents ($423,945.28) in partial satisfaction of the amounts owing for certain Post-Petition Work performed by Supplier subsequent to the Filing Date. On the Funding Date, Purchaser shall deposit Ninety Six Thousand Forty-Two Dollars and 49/100 Cents ($96,042.49) (the "Post-Petition Partial Payment
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            Amount") with the Escrow Agent to be held and released in accordance with the terms of the Joint Written Direction. The Escrow Agent shall release the Post-Petition Partial Payment Amount to Supplier in accordance with the Joint Written Direction on account of the remainder of the amounts owing from Purchaser to Supplier on account of certain Post-Petition Work that was performed by Supplier subsequent to the Filing Date. The remaining Post-Petition Price of Two Million Four Hundred Seventy-Nine Thousand Four Hundred Sixty-Eight Dollars and 54/100 Cents ($2,479,468.54) (which represents the balance of the Post-Petition Work to be performed by Supplier subsequent to the Filing Date) shall be paid to Supplier (subject to Supplier's rights explicitly set forth herein to withhold amounts) in installments within thirty (30) days from each date that Supplier submits an invoice to Purchaser with five percent (5%) of the amount of each invoice retained (the "Retainage") by Purchaser to secure Supplier's obligations hereunder. Each invoice submitted by Supplier to Purchaser for Post-Petition Work shall describe and set forth all Work milestones achieved or reached according to the schedule attached hereto as Exhibit B (the "Project Schedule") and the sum of all prior payments made by Purchaser to Supplier through the last day of the previous month. Invoices for the Post-Petition Work shall be submitted by Supplier to Purchaser no more often than once a month.

                  (3) Release of Retainage. The Retainage shall be released to
            Supplier on the earlier of (a) thirty (30) days after Final Acceptance, (b) ninety (90) days after the later of (i) the final shipment of all of the Equipment (other than minor items of the Equipment that do not affect the performance or safe and continuous operation of the Project), and (ii) the completion of the field machining of Purchaser's mill housings, and (c) June 1, 2004 if Final Acceptance has not occurred prior to such date through no fault of Supplier. Supplier acknowledges and agrees that in the event amounts are owing from Supplier to Purchaser as a result of a breach or default by Supplier hereunder or the failure of Supplier to otherwise fulfill any of its obligations and agreements hereunder, Purchaser shall have the right to retain such reasonable amounts from the Retainage prior to releasing the Retainage to Supplier."

            (2) Article 18 of the Agreement is deleted in its entirety and replaced with the following:

            "                      ARTICLE 18
                                PARENT GUARANTEE

            18.1 Danieli & C. Officine Meccaniche SpA, Via Nazionale (the
      "Parent Guarantor") has provided Purchaser with a written guarantee (the "Parent Guarantee") in the form of Exhibit C guaranteeing the performance, including
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      specifically, but not limited to, payments to Purchaser, of Supplier under this Agreement."

            (3) Section 20.1 of the Agreement is amended to the extent of adding the words "or Parent Guarantor" immediately after the words "If Supplier" in the first line thereof.

            (4) Exhibit A of the Agreement is deleted in its entirety and replaced with Exhibit A attached hereto.

            (5) Exhibit B of the Agreement is deleted in its entirety and replaced with Exhibit B attached hereto.

            (6) Exhibit C attached hereto is annexed to the Agreement as Exhibit C.

            (7) Exhibit D attached hereto is annexed to the Agreement as Exhibit D.

            (8) Exhibit E attached hereto is annexed to the Agreement as Exhibit E.

            (9) Exhibit F attached hereto is annexed to the Agreement as Exhibit F.

            (10) The Agreement shall be deemed amended to include capitalized defined terms used in this Modification Agreement to the extent not defined in the Agreement.

      SECTION 2. DELIVERY OF CERTAIN EQUIPMENT; WARRANTY. Supplier's obligation to deliver the Equipment specified in Sections 4.2 (a) and (b) of the Agreement shall be deemed satisfied as such Equipment was delivered to Purchaser prior to the date hereof in accordance with such sections. Purchaser hereby agrees that Supplier's warranty obligations set forth in Section 8.3 of the Agreement shall be limited to defects resulting from the design, fabrication and assembly of the Equipment by Supplier and shall be deemed to have expired to the extent of any defects in the Equipment unrelated to such design, fabrication and assembly by Supplier.

      SECTION 3. RESTART DATE. Purchaser shall issue a notice (the "NOTICE TO RESTART") to Supplier specifying the date (the "NOTICE TO RESTART DATE") for restart of the Post-Petition Work by Supplier. In the event Purchaser does not issue the Notice to Restart with a Notice to Restart Date that is on or before January 1, 2004, Supplier shall be entitled to receive an equitable adjustment to the Purchase Price under Section 22.1(a) of the Agreement based upon actual demonstrated Supplier escalation costs with no premium markup and Supplier expressly waives any other compensation therefor. Supplier acknowledges and agrees that it will restart the Post-Petition Work after the
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Notice to Restart Date specified in the Notice to Restart and continue to diligently pursue the Work, assigning to it a priority that will assure performance of the services and delivery of the Equipment in accordance with the Project Schedule.

      SECTION 4. MECHANIC'S LIENS. Supplier has filed a mechanic's lien (THE "MECHANIC'S LIEN") against the Project in the amount of Seven Million Two Hundred Twenty-Seven Thousand One Hundred Fifty-Six Dollars and 00/100 Cents ($7,227,156.00) and a Proof of Claim (the "PROOF OF CLAIM") with the Bankruptcy Court in the amount of Seven Million Four Hundred Sixty-Nine Thousand Four Hundred Sixty-Six Dollars and 88/100 Cents ($7,469,466.88). Supplier hereby agrees to deliver documentation (collectively, the "RELEASE DOCUMENTATION") sufficient to cause the Mechanic's Lien and the Proof of Claim to be released as of the Effective Date to the Escrow Agent to be held and released in accordance with the terms of the Joint Written Direction.

      SECTION 5. CONDITIONS TO EFFECTIVENESS. The effectiveness of this Modification Agreement shall be conditioned upon the satisfaction of the following conditions precedent:

      SECTION 5.1. DELIVERY OF DOCUMENTS.

      (a) This Modification Agreement shall have been executed and delivered to Purchaser and Supplier.

      (b) The Parent Guarantor shall have executed and delivered the Parent Guarantee to Purchaser on and as of the date hereof.

      (c) Purchaser shall have submitted drafts of (1) Purchaser's term sheet (the "TERM SHEET") for the new term loan agreement (the "TERM LOAN AGREEMENT") that will be agented by Royal Bank of Canada ("RBC"), and (2) the Confidential Information Memorandum (the "CIM") prepared by Royal Bank of Canada that is related to the Term Loan Agreement, to Supplier on and as of the date hereof.

      (d) Supplier and each of the other parties to the Participation Agreement shall have executed and delivered the Participation Agreement and the Funding Date shall have occurred.

      (e) Each of Purchaser, Supplier and the Escrow Agent shall have executed and delivered the Joint Written Direction.

      (f) Purchaser shall have deposited the Pre-Petition Partial Payment Amount, the Promissory Note and the Post-Petition Partial Payment Amount with the Escrow Agent to be held and released in accordance with the terms of the Joint Written Direction.

      (g) Supplier shall have deposited the Release Documentation with the Escrow Agent to be held and released in accordance with the terms of the Joint Written Direction.
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      (h) The "Effective Date" under and as defined in Purchaser's plan of reorganization shall have occurred and Purchaser shall have emerged from its current bankruptcy.

      SECTION 5.2. LEGALITY OF TRANSACTION. No change in applicable law shALL have occurred as a consequence of which it shall have become and continue to be unlawful on the date this Modification Agreement is to become effective for (a) either Party to perform any of its agreements or obligations under the Agreement, or (b) Parent Guarantor to perform any of its agreements or obligations under the Parent Guarantee.

      SECTION 5.3. PROCEEDINGS AND DOCUMENTS. All corporate, governmental AND other proceedings of each Party in connection with the transactions contemplated by this Modification Agreement and all instruments and documents incidental thereto shall be in form and substance reasonably satisfactory to the other Party and the each Party shall have received all such counterpart originals or certified or other copies of all such instruments and documents of the other Party as it shall have reasonably requested.

      SECTION 6. REPRESENTATIONS AND WARRANTIES. Each Party hereby repreSENTS and warrants to the other Party as follows:

      (a) The execution, delivery and performance by it of this Modification Agreement and the consummation of the transactions contemplated hereby: (i) are within its corporate powers and have been duly authorized by all necessary corporate action on its part, (ii) except for the approval of the Bankruptcy Court as contemplated herein, do not require any approval or consent of, or filing with, any governmental agency or authority, or any other person, association or entity, which bears on the validity or enforceability of this Modification Agreement and which is required by law or any regulation or rule of any agency or authority, or other person, association or entity, (iii) do not violate any provisions of any order, writ, judgment, injunction, decree, determination or award presently in effect in which it is named, any law, regulation or rule binding on or applicable to it or any provision of its charter documents or by-laws, (iv) do not result in any breach of or constitute a default under any agreement or instrument to which it is a party or to which it or any of its properties are bound, including without limitation any indenture, credit or loan agreement, lease, debt instrument or mortgage, except for such breaches and defaults which would not have a material adverse effect on it, and (v) do not result in or require the creation or imposition of any mortgage, deed of trust, pledge or encumbrance of any nature upon any of its assets or properties; and

      (b) This Modification Agreement and the Agreement constitute the legal, valid and binding obligations of it, enforceable against it in accordance with their respective terms, provided that (i) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors, and (ii) enforcement may be subject to general principles of equity, and the availability of the remedies of specific performance and
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injunctive relief may be subject to the discretion of the court before which any proceeding for such remedies may be brought.

      SECTION 7. REAFFIRMATION. Except as expressly modified herein, Purchaser and Supplier hereby reaffirm in all respects all the covenants, agreements, terms and conditions of the Agreement which are incorporated in full herein by reference, and all terms, conditions and provisions thereof shall remain in full force and effect.

      SECTION 8. EXECUTION IN COUNTERPARTS. This Modification Agreement MAY be executed in any number of counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Modification Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

      SECTION 9. RELEASE. Other than the obligations of each Party expressly set forth or described in the Agreement, as amended hereby, the Promissory Note, and the Supplier's Participation and any and all documents related thereto each Party acknowledges and agrees that, as of the Effective Date: (i) it has no claim or cause of action against the other Party (or any of the other Party's respective directors, officers, employees or agents); (ii) it does not have any offset right, counterclaim or defense of any kind against any of its obligations, indebtedness or liabilities to the other Party; and (iii) the other Party has heretofore properly performed and satisfied in a timely manner all of its obligations to it. Each Party wishes to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters would impair or otherwise adversely affect any of the other Party's rights, interests, contracts, collateral security or remedies. Therefore, other than the obligations of each Party expressly set forth or described in the Agreement, as amended hereby, each Party unconditionally releases, waives and forever discharges (A) any and all liabilities, obligations, duties, promises or indebtedness of any kind of the other Party to it except the obligations to be performed by the other Party on or after the date hereof as expressly stated in this Modification Agreement and the Agreement, and (B) all claims, offsets, causes of action, suits or defenses of any kind whatsoever (if any), whether arising at law or in equity, whether known or unknown, which the other Party might otherwise have it or any of its directors, officers, employees or agents, in either case (A) or (B), on account of any condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind existing as of the date hereof, or occurring prior to the date hereof.

      SECTION 10. EFFECTIVE DATE. This Modification Agreement shall be deEMED to be effective as of the date of satisfaction of the last conditions precedent set forth in Section 5 hereof (the "EFFECTIVE DATE").

                  [Remainder of Page Intentionally Left Blank]
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      IN WITNESS WHEREOF, the undersigned have duly executed this Modification and Assumption Agreement as of the date first set forth above.

                                   WHEELING-PITTSBURGH STEEL CORPORATION



                                   By: /s/ Harry L. Page
                                       ---------------------------------
                                      Name: Harry L. Page
                                      Title: VP Engr, Tech & Metallurgy



                                   DANIELI CORPORATION



                                   By: /s/ Mark Brandon
                                       ---------------------------------
                                      Name: Mark Brandon
                                      Title: President